Exhibit 99.1

Press Release

CONTACT:     Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

BINIMETINIB CONTINUES TO ADVANCE IN CLINICAL DEVELOPMENT
Three Phase 3 Trials Advancing in Patients with BRAF Melanoma, NRAS Melanoma and Low-Grade Serous Ovarian Cancer
Boulder, Colo., (April 23, 2014) - Following the recent announcement by Novartis and GlaxoSmithKline that they have entered into a definitive agreement to exchange certain assets, Array BioPharma Inc. (NASDAQ: ARRY) reports that Novartis has indicated that it will continue to honor its obligations under the Array-Novartis agreement relating to binimetinib (MEK162), including obligations relating to support for ongoing clinical trials as specified in the agreement.

In April 2010, Array entered into an agreement under which Novartis received exclusive worldwide rights to binimetinib. If Novartis’ binimetinib development and commercialization rights are returned to Array, Novartis is required to provide support for ongoing clinical studies as specified in that agreement.
About MEK and Binimetinib
MEK is a key protein kinase in the RAS/RAF/MEK/ERK pathway, which signals cancer cell proliferation and survival. MEK has been shown to be activated in several tumor types such as non-small cell lung cancer, melanoma, thyroid cancer, ovarian cancer, and, in particular, tumors with BRAF and NRAS mutations. Binimetinib is a small molecule MEK inhibitor that targets a key position in this pathway and is in Phase 3 development in a range of tumor types.
Three Phase 3 trials with binimetinib continue to enroll in advanced cancer patients: NRAS-mutant melanoma (NEMO / NCT01763164), low-grade serous ovarian cancer (MILO / NCT01849874) and BRAF-mutant melanoma (COLUMBUS / NCT01909453). NRAS-mutant melanoma represents the first potential indication for binimetinib, with a projected regulatory filing from the NRAS-mutant melanoma study estimated to be in 2015.
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About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Seven Phase 3 or pivotal studies are already in progress, or are planned to begin, within the next year. These programs include the wholly-owned hematology drug, filanesib for multiple myeloma and two partnered cancer drugs, selumetinib (AstraZeneca) and binimetinib (Novartis). For more information on Array, please go to www.arraybiopharma.com
Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the timing of completion or initiation of further trials involving binimetinib, selumetinib and filanesib, the potential for the results of ongoing clinical trials to support regulatory approval or the marketing success of these drugs, and future plans to progress and develop these drugs. These statements involve significant risks and uncertainties, including those discussed in the most recent annual report filed on Form 10-K, quarterly reports filed on Form 10-Q, and other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the ability of Novartis and our other partners to continue to fund and successfully progress research and development efforts with respect to drugs we have licensed to them; aspects of the Novartis / GlaxoSmithKline agreement that may affect ongoing development of binimetinib; risks associated with dependence on collaborators for the clinical development and commercialization of out-licensed drug candidates; the ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; and risks associated with dependence on third-party service providers to successfully conduct clinical trials within and outside the United States. Array is providing this information as of April 23, 2014 and undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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